UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on July 31, 2017. At the meeting, stockholders were asked to vote on two proposals. These proposals are described in detail in the definitive proxy statement, which we filed with the Securities and Exchange Commissions on June 29, 2017.

At the special meeting, stockholders voted on Proposal 2 to approve the adjournment of the special meeting, and any adjournment or postponement thereof, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (an increase in the authorized shares of common stock). The vote was 28,571,814 shares for, 18,908,646 shares against, 73,902 shares abstaining and no broker non-votes.

In light of the approval by stockholders to permit adjournment to solicit additional proxies, and given that the results of the voting so far indicate the clear majority of shares that have been voted to date have voted to approve Proposal 1, we decided to adjourn the meeting with respect to such proposal until 11:00 a.m. (Eastern Time) on August 8, 2017 at our principal executive offices, 1430 U.S. Highway 206, Suite 200, Bedminster, NJ. This Current Report on Form 8-K will be amended to report the results of Proposal 1 once we receive the final results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: August 1, 2017	By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer